UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2014

ST. JUDE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	1-12441 (Commission File Number)	41-1276891 (IRS Employer Identification No.)

One St. Jude Medical Drive, St. Paul, MN (Address of principal executive offices)		55117 (Zip Code)

Registrant’s telephone number, including area code: (651) 756-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On Sept. 7, 2010, St. Jude Medical, Inc. (“St. Jude Medical”) entered into a transaction pursuant to which it acquired a 19 percent equity interest in CardioMEMS, Inc. (“CardioMEMS”) along with an exclusive option to purchase the remaining 81 percent of CardioMEMS. On May 28, 2014, CardioMEMS received FDA approval of the CardioMEMS HF System and St. Jude Medical now intends to immediately exercise its exclusive option to acquire the remaining equity of CardioMEMS.  The acquisition is expected to close in the second quarter of 2014.

St. Jude Medical will begin a strategic launch of the CardioMEMS product line in the U.S. upon close of the acquisition that will expand over time as the company develops the market for this innovative technology and establishes a new treatment paradigm to proactively manage heart failure, improve outcomes and reduce hospital admissions.

St. Jude Medical has consolidated the results of CardioMEMS since February 27, 2013 and incorporated the financial impact from its acquisition of CardioMEMS in its 2014 financial guidance, which was provided on St. Jude Medical’s first quarter earnings conference call on April 16, 2014.

Forward-Looking Statements

This 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such forward-looking statements include the expectations, plans and prospects for the Company, including potential clinical successes, anticipated regulatory approvals and future product launches, and projected revenues, margins, earnings and market shares. The statements made by the Company are based upon management’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include market conditions and other factors beyond the Company’s control and the risk factors and other cautionary statements described in the Company’s filings with the SEC, including those described in the Risk Factors and Cautionary Statements sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2013 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2014. The Company does not intend to update these statements and undertakes no duty to any person to provide any such update under any circumstance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JUDE MEDICAL, INC.

Date: May 28, 2014	By:	/s/ Jason Zellers
Jason Zellers Vice President, General Counsel and Corporate Secretary